As filed with the Securities and Exchange Commission on September 26, 2023

Registration No. 333-211682

Registration No. 333-216412

Registration No. 333-223407

Registration No. 333-229954

Registration No. 333-232099

Registration No. 333-236657

Registration No. 333-254281

Registration No. 333-263695

Registration No. 333-267755

Registration No. 333-270239

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211682

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216412

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-223407

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-229954

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-232099

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-236657

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-254281

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-263695

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-267755

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-270239

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Reata Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3651945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5320 Legacy Drive

Plano, TX 75024

(972) 865-2219

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Reata Pharmaceuticals, Inc. Amended and Restated 2007 Long Term Incentive Plan

Reata Pharmaceuticals, Inc. Second Amended and Restated Long Term Incentive Plan

Reata Pharmaceuticals, Inc. 2022 Employee Stock Purchase Plan

(Full title of the plan)

Susan H. Alexander, Esq.

Executive Vice President and Chief Legal Officer

Biogen Inc.

225 Binney Street

Cambridge, Massachusetts 02142

(617) 679-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bethany Pfalzgraf

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE/ DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Reata Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”):

1.

Registration Statement No. 333-211682, filed with the SEC on May 27, 2016, pertaining to the registration of 1,353,290 shares of the Class B common stock of the Registrant, $0.001 par value per share (the “Class B Common Stock”), covered by outstanding stock options, 1,519,880 shares of the Class A common stock of the Registrant, $0.001 par value per share (the “Class A Common Stock”), and 1,519,880 shares of Class B Common Stock reserved for issuance under the Reata Pharmaceuticals, Inc. Amended and Restated 2007 Long Term Incentive Plan (the “2007 Plan”);

2.

Registration Statement No. 333-216412, filed with the SEC on March 3, 2017, pertaining to the registration of an additional 737,380 shares of each of Class A Common Stock and Class B Common Stock reserved for issuance under the 2007 Plan;

3.

Registration Statement No. 333-223407, filed with the SEC on March 2, 2018, pertaining to the registration of an additional 862,670 shares of each of Class A Common Stock and Class B Common Stock reserved for issuance under the 2007 Plan;

4.

Registration Statement No. 333-229954, filed with the SEC on February 28, 2019, pertaining to the registration of an additional 981,053 shares of each of Class A Common Stock and Class B Common Stock reserved for issuance under the 2007 Plan;

5.

Registration Statement No. 333-232099, filed with the SEC on June 13, 2019, pertaining to the registration of an additional 2,607,487 shares of each of Class A Common Stock and Class B Common Stock reserved for issuance under the Reata Pharmaceuticals, Inc. Second Amended and Restated Long Term Incentive Plan (the “Plan”);

6.

Registration Statement No. 333-236657, filed with the SEC on February 26, 2020, pertaining to the registration of an additional 1,460,655 shares of each of Class A Common Stock and Class B Common Stock reserved for issuance under the Plan;

7.

Registration Statement No. 333-254281, filed with the SEC on March 15, 2021, pertaining to the registration of an additional 1,590,779 shares of each of Class A Common Stock and Class B Common Stock reserved for issuance under the Plan;

8.

Registration Statement No. 333-263695, filed with the SEC on March 18, 2022, pertaining to the registration of an additional 1,601,487 shares of each of Class A Common Stock and Class B Common Stock reserved for issuance under the Plan;

9.

Registration Statement No. 333- 267755, filed with the SEC on October 5, 2022, pertaining to the registration of 500,000 shares of Class A Common Stock pursuant to the Reata Pharmaceuticals, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”); and

10.

Registration Statement No. 333-270239, filed with the SEC on March 2, 2023, pertaining to the registration of an additional 1,613,718 shares of each of Class A Common Stock and Class B Common Stock reserved for issuance under the Plan.

On September 26, 2023, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 28, 2023, by and among Biogen Inc., a Delaware corporation (“Biogen”), River Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Biogen (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant surviving the merger as a wholly owned subsidiary of Biogen (the “Merger”).

As a result of the Merger and the other transactions contemplated by the Merger Agreement, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, by filing these Post-Effective Amendments, the Registrant hereby removes from registration all securities registered but unsold under such Registration Statements, if any, as of the date hereof, and the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on September 26, 2023.

REATA PHARMACEUTICALS, INC.

By:	/s/ Michael McDonnell
Name: Michael McDonnell
Title: Chief Financial Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.